EXHIBIT 10.29

PNC BANK, NATIONAL ASSOCIATION

US$20,000,000,000

Global Bank Note Program

for the Issue of Senior and Subordinated Bank Notes

with Maturities of more than Nine Months from Date of Issue

DISTRIBUTION AGREEMENT

July 30, 2004

J.P. MORGAN SECURITIES INC.

270 Park Avenue, 8th Floor

New York, NY 10017

AND EACH OF THE DEALERS LISTED ON SCHEDULE 1 HERETO

Dear Sirs:

PNC Bank, National Association (the “Issuing Bank”), a national bank organized under the laws of the United States, confirms its agreement with J.P. Morgan Securities Inc. and each of the other dealers listed on Schedule I hereto (each referred to as a “Dealer” and collectively referred to as the “Dealers”) with respect to the issue and sale by the Issuing Bank of (i) senior unsecured debt obligations, with maturities of more than nine months, not insured by the Federal Deposit Insurance Corporation (the “Senior Notes”) and (ii) subordinated unsecured obligations, with maturities of more than nine months, not insured by the Federal Deposit Insurance Corporation (the “Subordinated Notes” and, together with the Senior Notes, the “Bank Notes”). The Issuing Bank is a subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Parent”).

SECTION 1. Appointment as Dealers.

(a) Appointment of Dealers. Subject to the terms and conditions stated herein, the Issuing Bank hereby agrees that Bank Notes will be sold exclusively to or through the Dealers and appoints each Dealer as a dealer for the purpose of soliciting purchases of the Bank Notes from the Issuing Bank by others. Whenever the Issuing Bank agrees to sell Bank Notes directly to a Dealer as principal for resale to others, such sale shall be made in accordance with the provisions of Section 3(a) hereof. No Dealer is authorized to appoint sub-dealers; however, any Dealer may engage the services of any other broker or dealer in connection with the offer or sale of the Bank Notes. The Issuing Bank may appoint one or more other dealers for the purpose of soliciting purchases of the Bank Notes upon the terms of this Agreement by execution of a Dealer Agreement (which may be in the form of Exhibit F-1 hereto) or pursuant to a Syndicated Terms Agreement (as defined below). In the event that the Issuing Bank elects to engage such additional dealers, the Issuing Bank shall, in the case of Bank Notes with maturities of more than one year from date of issue, provide notice to each Dealer then party to this Agreement. Each Dealer is acting in connection with the Bank Notes individually and not collectively or jointly.

(b) Aggregate Principal Amount in Relation to Sale of Bank Notes. The Issuing Bank shall not approve the solicitation of purchases of Bank Notes in excess of the aggregate principal amount of such Bank Notes which shall be authorized. Not more than US$20,000,000,000 aggregate principal amount of Bank Notes may be issued. Bank Notes may be outstanding at any one time in an aggregate maximum principal amount equal to US$20,000,000,000. The Dealers will have no responsibility for maintaining records with respect to the aggregate principal amount of Bank Notes sold or at any time outstanding or of otherwise monitoring the availability of Bank Notes for sale.

(c) Purchases as Principal. The Dealers shall not have any obligation to purchase Bank Notes from the Issuing Bank as principal, but the Dealers may agree from time to time to purchase Bank Notes as principal. Any such purchase of Bank Notes by a Dealer as principal shall be made in accordance with Section 3(a) hereof.

(d) Solicitations as Agent. The Issuing Bank and each Dealer will, in connection with the offering of the Bank Notes on behalf of the Issuing Bank, comply with the restrictions on the offering of Bank Notes and distribution of documents relating thereto set forth in Exhibit G hereto or such other restrictions agreed to by the Issuing Bank and such Dealer. The Dealer will communicate to the Issuing Bank, orally, each offer to purchase Bank Notes solicited by such Dealer on an agency basis, other than those offers rejected by the Dealer. The Dealer shall have the right, in its absolute discretion, to reject any proposed purchase of Bank Notes, as a whole or in part, and any such rejection shall not be deemed a breach of any Dealer’s agreement contained herein. The Issuing Bank may accept or reject any proposed purchase of the Bank Notes, in whole or in part. The Dealer shall make reasonable efforts to assist the Issuing Bank in obtaining performance by each purchaser whose offer to purchase Bank Notes has been solicited by the Dealer and accepted by the Issuing Bank. A Dealer shall not have any liability to the Issuing Bank in the event any such agency purchase is not consummated for any reason other than as a result of the default by the applicable Dealer of its obligations hereunder. If the Issuing Bank shall default on its obligation to deliver Bank Notes to a purchaser whose offer it has accepted, the Issuing Bank shall (i) hold the Dealer harmless against any loss, claim or damage arising from or as a result of such default by the Issuing Bank and (ii) notwithstanding such default, pay to the Dealer any commission to which it would be entitled in connection with such sale.

(e) Reliance. The Issuing Bank and the Dealers agree that any Bank Notes purchased by any Dealer shall be purchased, and any Bank Notes the placement of which a Dealer arranges shall be placed, by such Dealer in reliance on the representations, warranties, covenants and agreements of the Issuing Bank contained herein and on the terms and conditions and in the manner provided herein.

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SECTION 2. Representations and Warranties.

(a) The Issuing Bank represents and warrants to each Dealer as of the date hereof, as of the date of each acceptance by the Issuing Bank of an offer for the purchase of Bank Notes (whether to a Dealer as principal or through a Dealer as agent), as of the date of each delivery of Bank Notes (whether to a Dealer as principal or through a Dealer as agent) (the date of each such delivery to a Dealer as principal being hereafter referred to as a “Settlement Date”), and as of the times referred to in Section 8(b) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”), as follows:

(i) Offering Circular. The Issuing Bank has caused to be prepared an offering circular, dated July 30, 2004 (as such document may hereafter be amended or supplemented (including by any pricing supplement) by the Issuing Bank, including the material incorporated therein by reference, the “Offering Circular”), to be used by the Dealers in connection with the Dealers’ solicitation of purchasers of or offering of the Bank Notes. The Issuing Bank has been authorized by the Parent to incorporate by reference in the Offering Circular the Parent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (and any and all amendments thereto) filed by the Parent with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder. The Offering Circular, as of the date hereof, does not and, as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Issuing Bank in writing by or on behalf of the Dealers expressly for use therein (as of the date hereof all such information so provided by the Dealers is set forth in Schedule 2(a)(i) hereto).

The Issuing Bank will incorporate by reference in the Offering Circular the publicly available portions of each of its Consolidated Reports of Condition and Income (each, a “Call Report” and collectively, the “Call Reports”) (i) for the years ended December 31, 2003, 2002 and 2001, and (ii) all Call Reports and any amendments or supplements thereto, beginning with and including the Call Report for the period ended March 31, 2004 to and including the most recent Call Report filed or published prior to the offering of any Bank Notes. The publicly available portions of any Call Reports filed by the Issuing Bank subsequent to the date of the Offering Circular and prior to the termination of the offering of the Bank Notes will be incorporated therein by reference.

The documents incorporated by reference into the Offering Circular, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied, or when so filed will comply, in all material respects, with all applicable laws, rules and regulations and, when read together with the other information in the Offering Circular, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were or are made, not misleading.

(ii) Due Organization, Valid Existence and Good Standing. The Issuing Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification,

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except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Issuing Bank and its subsidiaries taken as a whole. The Issuing Bank is a subsidiary of the Parent, a Pennsylvania corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, which has securities registered under the 1934 Act.

(iii) Due Authorization, Execution and Delivery of this Agreement and the Agency Agreement. The Issuing Bank has all corporate power and authority necessary to execute, deliver and perform, and it has duly authorized, executed and delivered, this Agreement and the Issuing and Paying Agency Agreement dated as of July 30, 2004 (the “Agency Agreement”) between the Issuing Bank and PNC Bank, National Association, as issuing and paying agent. This Agreement and the Agency Agreement are valid and legally binding agreements of the Issuing Bank, enforceable against the Issuing Bank in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles.

(iv) Due Authorization, Execution and Delivery of the Bank Notes. The Bank Notes have been duly authorized and, when duly completed, executed, authenticated, issued and delivered against payment of the consideration therefor in accordance with the provisions of the Agency Agreement and this Agreement, as specified in the Offering Circular or pursuant to any agreement with respect to the purchase of such Bank Notes, will constitute valid and legally binding obligations of the Issuing Bank enforceable in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles.

(v) Regulatory Exemptions. The Bank Notes to be issued by the Issuing Bank are exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) by virtue of Section 3(a)(2) thereof and comply with the requirements of 12 C.F.R. Part 16 (“Part 16”). Qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is not required in connection with the offer, sale, issuance and delivery of the Bank Notes as contemplated hereby.

(vi) Exemption from Investment Company Act. The Issuing Bank is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act.

(vii) No Defaults: Regulatory Approvals. Neither the Issuing Bank or any of its subsidiaries nor the Parent or any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or

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other instrument to which it is a party or by which it or any of them or their properties are bound, except to the extent that such defaults would not in the aggregate have a material adverse effect on the Issuing Bank and its subsidiaries taken as a whole or on the Parent and its subsidiaries taken as a whole. The execution, delivery and performance by the Issuing Bank of this Agreement, of the Agency Agreement, of the Bank Notes and of any agreement with a Dealer to purchase such Bank Notes as principal, will not (A) constitute a breach of, or default under, the articles of association or by-laws or other organizational documents of the Issuing Bank or any of its subsidiaries or the Parent or any of its subsidiaries, or any material obligation, agreement, covenant or condition in any contract, indenture, mortgage loan agreement or other instrument relating to indebtedness for money borrowed to which the Issuing Bank or any of its subsidiaries or the Parent or any of its subsidiaries is a party, or (B) violate any law, order, rule, regulation or decree of any court, governmental agency or authority having jurisdiction over the Issuing Bank or its subsidiaries or the Parent or any of its subsidiaries or any property of the Issuing Bank or its subsidiaries or the Parent or any of its subsidiaries; and no consent, authorization or order of, or filing with, any court or governmental agency or body (collectively “Approvals”) is required for the consummation by the Issuing Bank of the transactions contemplated by this Agreement and any agreement with a Dealer to purchase Bank Notes as principal, except such as have been obtained or will be obtained prior thereto and except such as may be required under applicable state or foreign securities or Blue Sky laws, assuming for purposes of Part 16 that the Bank Notes are offered and sold in compliance with the restrictions set forth in Exhibit G hereto.

(viii) OCC Notice. The Issuing Bank has not received notice from the Office of the Comptroller of the Currency (the “OCC”) that the OCC’s prior approval to issue or prepay Subordinated Notes is required under Section 5.47(f) of 12 C.F.R. Part 5.

(ix) Description of Bank Notes. The Bank Notes are substantially in the form heretofore delivered to the Dealers and conform to the description thereof contained in the Offering Circular under the caption “Description of Notes”.

(x) Priority of Bank Notes. The Senior Notes are unsecured and unsubordinated debt obligations of the Issuing Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Issuing Bank except, pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Issuing Bank’s unsecured deposit liabilities; the Subordinated Notes are unsecured and subordinated debt obligations of the Issuing Bank and rank pari passu among themselves and with all other debt obligations of the Issuing Bank which are subordinate and junior in right of payment to the Issuing Bank’s obligations to depositors and general creditors, other than obligations which, by their express terms, rank junior to the Subordinated Notes.

(xi) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular, (a) there has not been any material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of operations, or any development reasonably likely to result in a prospective material adverse change in the condition, financial or otherwise, business affairs, business

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prospects or results of operations, of the Issuing Bank and its subsidiaries, or the Parent and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular, and (b) there have been no material transactions entered into by the Issuing Bank or any of its subsidiaries or the Parent or any of its subsidiaries other than those in the ordinary course of business, other than as set forth or contemplated in the Offering Circular.

(xii) Rating. The Bank Notes have been rated by a “nationally recognized statistical rating organization” (as that term is defined by the SEC for purposes of Rule 436(g)(2) under the 1933 Act) and by each other nationally recognized statistical rating organization that has rated the Bank Notes, in one of its four highest rating categories.

(xiii) Financial Statements and Financial Information. The consolidated financial statements and other financial information of the Parent and its consolidated subsidiaries included or incorporated by reference in the Offering Circular present fairly the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The Call Reports and other financial information of the Issuing Bank included or incorporated by reference in the Offering Circular present fairly the financial position of the Issuing Bank and the results of its operations for the periods specified therein; and, except as stated therein, have been prepared in conformity with regulatory instructions issued by the Federal Financial Institution Examination Council applied on a consistent basis. The financial information of certain financial institutions, if any, acquired or proposed to be acquired by the Parent or the Issuing Bank included or incorporated by reference in the Offering Circular present fairly the financial positions of such financial institutions as of the dates indicated therein and the results of their operations for the periods specified therein.

(xiv) Legal Proceedings. Except as may be set forth in the Offering Circular, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuing Bank, threatened against or affecting, the Parent or any of its subsidiaries or the Issuing Bank or any of its subsidiaries, which would be required to be disclosed in the Offering Circular by the Parent or any of its subsidiaries or the Issuing Bank or any of its subsidiaries if the Bank Notes were required to be registered with the SEC on Form S-1 under the 1933 Act, or which might materially and adversely affect the consummation of this Agreement or the Agency Agreement or any transaction contemplated hereby or thereby.

(xv) Commodity Exchange Act. The Bank Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Agency Agreement, will be excluded or exempted under the provisions of the Commodity Exchange Act.

(b) Additional Certifications. Any certificate signed by any officer of the Issuing Bank or the Parent and delivered to the Dealers or to counsel for the Dealers in

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connection with an offering of Bank Notes, or the sale of Bank Notes to a Dealer as principal, contemplated by this Agreement shall be deemed a representation and warranty at the time made by the Issuing Bank to the Dealers as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto relating to such offering or sale.

SECTION 3. Purchases as Principal; Solicitations as Agents.

(a) Purchases as Principal. Unless otherwise agreed by a Dealer and the Issuing Bank, Bank Notes shall be purchased by the Dealer as principal. Such purchases shall be made in accordance with terms agreed upon by the Dealer and the Issuing Bank with respect to such information (as applicable) as is specified in Exhibit A hereto (which terms shall be agreed upon orally, with written confirmation prepared by the Dealer and mailed or sent via facsimile transmission to the Issuing Bank) and, in the case of sales to Dealers on a syndicated basis, a separate terms agreement substantially in the form of Exhibit F-2 hereto (a “Syndicated Terms Agreement”). The Dealer’s commitment to purchase Bank Notes as principal from the Issuing Bank shall be deemed to have been made on the basis of the representations and warranties of the Issuing Bank herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Bank Notes from the Issuing Bank, unless otherwise agreed by the Issuing Bank and such Dealer, shall be at a discount from the principal amount of each such Bank Note equivalent to the applicable commission, in immediately available funds, set forth in Exhibit B hereto. The amount of such discount shall be set forth in the written confirmation referred to above and the pricing supplement referred to in Section 4(f). The Dealer may engage the services of any other broker or dealer in connection with the resale of the Bank Notes purchased as principal and may allow any portion of the discount received from the Issuing Bank in connection with such purchases to such brokers and dealers. At the time of each purchase of Bank Notes by a Dealer as principal, the Dealer shall specify the requirements for the opinions of counsel and officers’ certificates pursuant to Sections 6(a), 6(b) and 6(c) hereof. The resale of any Bank Notes acquired by such Dealer as principal shall be subject to all of the applicable selling restrictions set forth in Exhibit G hereto.

(b) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Issuing Bank and a Dealer, such Dealer, as an agent of the Issuing Bank, will use its reasonable efforts to solicit offers to purchase the Bank Notes upon the terms and conditions set forth herein and in the Offering Circular. All Bank Notes sold through a Dealer as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Issuing Bank and the Dealer.

The Issuing Bank reserves the right, in its sole discretion, to suspend solicitation of purchases of the Bank Notes through the Dealers, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Issuing Bank, the Dealers will forthwith suspend solicitation of purchases from the Issuing Bank until such time as the Issuing Bank has advised the Dealers that such solicitation may be resumed.

The Issuing Bank agrees to pay each Dealer a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Bank Note sold by

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the Issuing Bank as a result of a solicitation made by such Dealer as set forth in Exhibit B hereto, or as otherwise agreed by the Issuing Bank and such Dealer. The amount of such commission shall be set forth in the written confirmation relating to such sale and in the pricing supplement referred to in Section 4(f). The Dealers may reallow any portion of the commission payable pursuant hereto to dealers in connection with the offer and sale of any Bank Notes.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date, discount or commission amount and other terms of the Bank Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Issuing Bank and the applicable Dealer and set forth in a pricing supplement to the Offering Circular to be prepared in connection with each sale of Bank Notes. Administrative procedures with respect to the sale of Bank Notes shall be agreed upon from time to time by the Dealers and the Issuing Bank (the “Procedures”). The initial Procedures, as agreed upon by the Dealers and the Issuing Bank, are set forth in Exhibit H hereto. The Dealers and the Issuing Bank agree to perform the respective duties and obligations specifically provided to be performed by the Dealers and the Issuing Bank herein and in the Procedures.

(d) Delivery. The documents required to be delivered pursuant to Section 6 hereof on the date hereof shall be delivered at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, on the date hereof at 10:00 a.m. New York time, or at such other place and time as the Dealers and the Issuing Bank may agree upon in writing (the “Closing Time”). If such documents are delivered via facsimile or electronic delivery, original copies of documents shall be sent promptly thereafter.

(e) Offering and Sale of Bank Notes. The Issuing Bank and the Dealers agree that the Bank Notes are to be offered and sold as set forth in the Offering Circular. Each Dealer hereby severally represents and warrants to, and agrees with, the Issuing Bank that, in relation to Bank Notes to be issued and sold in reliance upon Section 16.6(a) of Part 16, it will only offer and sell Bank Notes to, or accept offers to purchase Bank Notes from, persons it reasonably believes are “accredited investors” (as defined in Rule 501(a) under the 1933 Act) in minimum denominations of not less than $250,000.

SECTION 4. Covenants of the Issuing Bank.

The Issuing Bank covenants with the Dealers as follows:

(a) Amending Offering Circular. The Issuing Bank will give the Dealers notice of its intention to prepare any additional offering circular supplement with respect to the sale of Bank Notes or any amendment or supplement to the Offering Circular and will furnish the Dealers with copies of any such amendment or supplement or other documents proposed to be distributed a reasonable time in advance of such distribution and will not distribute any such amendment or supplement or other documents in a form to which the Dealers or counsel for the Dealers shall reasonably object. The Issuing Bank will advise the Dealers of (i) any request of any bank regulatory agency or the SEC for any amendment of or supplement to the Offering Circular (including, without limitation, the documents incorporated by reference therein) or for any additional information; (ii) the institution or threat by any bank regulatory agency or the SEC of any proceeding with respect to the Offering Circular (including, without limitation, the

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documents incorporated by reference therein) or any amendment or supplement thereto or the offering or sale of the Bank Notes, and (iii) the receipt by the Issuing Bank of any notification with respect to the suspension of the qualification of the Bank Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuing Bank will use its best efforts to prevent the issuance of any order or similar action interfering with the offering or sale of the Bank Notes or the use of the Offering Circular, and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Copies of Offering Circular. The Issuing Bank will deliver to the Dealers as many copies of the Offering Circular (as amended or supplemented, including documents incorporated by reference therein) as the Dealers shall reasonably request in connection with sales or solicitations of offers to purchase the Bank Notes.

(c) Revisions of Offering Circular — Material Changes. Except as otherwise provided in subsection (d) of this Section 4, if any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealers or counsel for the Issuing Bank, to amend or supplement the Offering Circular in order that the Offering Circular will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, immediate notice shall be given, and confirmed in writing, to the Dealers to cease the solicitation of offers to purchase the Bank Notes in their capacity as agents and to cease sales of any Bank Notes the Dealers may then own as principal, and the Issuing Bank will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission. The Dealers shall, at such time as the Issuing Bank shall have furnished to the Dealers an amended or supplemented Offering Circular in form satisfactory to the Dealers and their counsel, resume solicitation of offers to purchase Bank Notes using the Offering Circular as so amended and supplemented.

(d) Suspension of Certain Obligations. The Issuing Bank shall not be required to comply with the provisions of subsection (c) of this Section 4 during any period from the later of the time (i) the Dealers shall have suspended solicitation of purchases of the Bank Notes in their capacity as agents pursuant to a request from the Issuing Bank and (ii) no Dealer shall then hold any Bank Notes purchased as principal pursuant hereto, until the time the Issuing Bank shall determine the solicitation of purchases of the Bank Notes should be resumed or the Dealers shall subsequently purchase Bank Notes from the Issuing Bank as principal pursuant hereto.

(e) Regulatory Reports. The Issuing Bank shall provide the Dealers with copies of any publicly available reports (financial or otherwise) furnished to or filed by either the Issuing Bank or the Parent with any federal or state supervisory or regulatory authority as promptly as practicable after such reports become publicly available.

(f) Preparation of Pricing Supplements. The Issuing Bank will prepare, with respect to any Bank Notes to be sold through or to the Dealers pursuant to this Agreement, a pricing supplement with respect to such Bank Notes substantially in the form attached hereto as Exhibit A.

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(g) Blue Sky Qualifications. The Issuing Bank will endeavor, in cooperation with the Dealers, to qualify the Bank Notes for offering and sale under the applicable securities laws of such States and other jurisdictions of the United States as the Dealers may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bank Notes; provided, however, that the Issuing Bank shall not be required to take any action which would subject it to general or unlimited service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Issuing Bank will file such statements and reports as may be required by the laws of each jurisdiction in which the Bank Notes have been qualified as above provided. The Issuing Bank will promptly advise the Dealers of the receipt by it of any notification with respect to the suspension of the qualification of the Bank Notes for sale in any such State or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h) Stand-Off Agreement. In connection with a purchase by a Dealer of Bank Notes as principal, between the date of the agreement to purchase such Bank Notes and the Settlement Date with respect to such purchase, the Issuing Bank will not, without the prior consent of the Dealer who is a party to such agreement, offer or sell, or enter into any agreement to sell, any debt securities or deposit obligations of the Issuing Bank (other than the Bank Notes that are to be sold pursuant to such agreement, deposit and other bank obligations issued and sold directly by the Issuing Bank in the ordinary course of its business and debt instruments described in Section 3(a)(3) of the 1933 Act).

(i) Termination of Purchaser Obligations. The Issuing Bank agrees that any person who has agreed to purchase Bank Notes as the result of an offer to purchase solicited by a Dealer has the right, exercisable only prior to such purchase, to refuse to purchase and pay for such Bank Notes if, on the related Settlement Date fixed pursuant to the Procedures, any event or condition set forth in Section 12(b) hereof shall have occurred and be continuing on such date (it being understood that the judgment of such person with respect to the impracticability of such purchase of the Bank Notes shall be substituted, for purposes of this Section 4(i), for the respective judgment of such Dealer with respect to certain matters referred to in such Section 12(b), and that such Dealer shall have no duty or obligation whatsoever to exercise the judgment permitted under such Section 12(b) on behalf of any such person).

(j) Filing with the OCC. To the extent then required by applicable regulation, the Issuing Bank will file the Offering Circular with the OCC no later than the fifth business day after it is first used, and, to the extent then required by applicable regulation, the Issuing Bank will file with the OCC any amendment or supplement to the Offering Circular within five business days after it is first used, excluding any document incorporated by reference therein.

SECTION 5. Payment of Expenses.

Whether or not the transactions contemplated hereunder are consummated or this Agreement or any agreement by a Dealer to purchase Bank Notes as principal is terminated, the Issuing Bank agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including: (a) the printing, preparation and delivery of the Offering Circular and all amendments and supplements thereto; (b) the preparation and reproduction of this Agreement; (c) the preparation, issuance and delivery of the Bank Notes,

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including any fees and expenses related to the use of book-entry notes; (d) the fees and disbursements of the Issuing Bank’s counsel and accountants and the Dealers’ counsel and of any calculation agents or exchange rate agents; (e) any advertising and other out-of-pocket expenses of the Dealers incurred with the approval of the Issuing Bank; (f) the qualification of the Bank Notes under state securities laws in accordance with the provisions of Section 4(g) hereof, including the filing fees and the reasonable fees and disbursements of counsel for the Dealers in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (g) the fees and expenses, if any, incurred with respect to compliance with any applicable requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., including the filing fees and the fees and disbursements of counsel to the Dealers in connection therewith; (h) all fees paid to exchanges in connection with the listing of the Bank Notes on any exchange; and (i) the cost of preparing and providing any CUSIP or other identification numbers for the Bank Notes.

Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Issuing Bank also agrees to pay all fees charged by rating agencies for the rating of any of the Bank Notes as well as the fees, expenses and disbursements of counsel to the Dealers incurred in connection with the establishment of the Global Bank Note Program described in the Offering Circular and from time to time in connection with the transactions contemplated hereby and any opinions to be rendered by such counsel hereunder.

SECTION 6. Conditions of Dealers’ Obligations.

The obligations of the Dealers to solicit offers to purchase the Bank Notes as agents of the Issuing Bank, the obligations of any purchasers of Bank Notes sold through a Dealer as agent, and any obligation of a Dealer to purchase Bank Notes pursuant to any agreement by such Dealer to purchase Bank Notes as principal (or otherwise), will be subject at all times to the accuracy of the representations and warranties contained herein on the part of the Issuing Bank and to the accuracy of the statements of the Issuing Bank’s and the Parent’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Issuing Bank of all covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. On the date hereof and, if required pursuant to Section 8(c) hereof, the Dealers shall have received the following legal opinions, dated as of the date hereof, or as of such other applicable date as the case may be, and in form and substance satisfactory to the Dealers:

(i) Opinions of Counsel to the Issuing Bank and the Parent. The opinion of Thomas R. Moore, Esq., internal counsel to the Issuing Bank and the Parent, and the opinion of Reed Smith LLP, external counsel to the Issuing Bank and the Parent, substantially in the forms of Exhibit C-1 and Exhibit C-2 hereto respectively.

(ii) Opinion of Counsel to the Dealers. The opinion of Cravath, Swaine & Moore LLP, counsel to the Dealers, covering such matters as they may request.

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(b) Officer’s Certificates. On the date hereof and, if required pursuant to Section 8(b) hereto, on each other applicable date as the case may be, the Dealers shall have received a certificate of the President, a Senior Vice President or a Vice President, or the equivalent thereof, of the Issuing Bank satisfactory to the Dealers, substantially in the form of Exhibit D hereto.

(c) Representations Certificate. On the date hereof and, if required pursuant to Section 8(b) hereto, on each other applicable date as the case may be the Dealers shall have received a certificate of the President, a Senior Vice President or a Vice President of the Parent, substantially in the form of Exhibit E hereto.

(d) Accountant’s Comfort Letter. On the date hereof and, if required pursuant to Section 8(d) hereof, the Dealers shall have received a letter dated the date hereof or such other applicable date as the case may be and in form and substance satisfactory to the Dealers, from the independent accountants to the Parent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Offering Circular, and confirming that they are independent certified public accountants with respect to the Parent pursuant to the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(e) Ratings. The Bank Notes shall have been rated investment grade by at least one nationally recognized statistical rating organization.

(f) Other Documents. On the date hereof and on each Settlement Date, counsel to the Dealers shall have been furnished with such documents and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of the Bank Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuing Bank in connection with the issuance and sale of the Bank Notes as herein contemplated shall be satisfactory in form and substance to the Dealers and to counsel to the Dealers.

(g) Termination. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Dealer, any applicable agreement by such Dealer to purchase Bank Notes as principal) may be terminated, insofar as this Agreement or such agreement relates to a particular Dealer, by such Dealer, by notice to the Issuing Bank at any time prior to the fulfillment of such condition and any such termination shall be without liability of any party to any other party, except that the provisions under Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, the provisions of Section 11 hereof, the termination procedures of Section 12(c) hereof, the notice provisions of Section 13 hereof, the provisions set forth under “Parties” of Section 14 hereof and the governing law provisions set forth under Section 15 hereof shall remain in effect.

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SECTION 7. Delivery of and Payment for Bank Notes Sold through a Dealer.

Delivery of Bank Notes sold by the Issuing Bank through a Dealer as agent shall be made by the Issuing Bank to such Dealer for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Bank Note on the date fixed for settlement, the Dealer shall promptly notify the Issuing Bank and deliver the Bank Note to the Issuing Bank, and, if the Dealer has theretofore paid the Issuing Bank for such Bank Note, the Issuing Bank will promptly return such funds to the Dealer. If such failure shall have occurred for any reason other than as a result of the default by the applicable Dealer with respect to its obligations hereunder, the Issuing Bank will reimburse such Dealer on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuing Bank.

SECTION 8. Additional Covenants of the Issuing Bank.

The Issuing Bank covenants and agrees with each Dealer that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Issuing Bank of an offer for the purchase of Bank Notes (whether to a Dealer as principal or through the Dealer as agent), and each delivery of such Bank Notes to the Dealers, shall be deemed to be an affirmation that the representations and warranties of the Issuing Bank contained in this Agreement and in any certificate theretofore delivered to the Dealers pursuant hereto are true and correct at the time of such acceptance or delivery, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery by the Issuing Bank to the purchaser or his agent, or to the applicable Dealer, of such Bank Notes relating to such acceptance or delivery, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Offering Circular as amended and supplemented to each such time, including any amendment resulting from incorporation by reference of documents filed by the Issuing Bank or the Parent).

(b) Subsequent Delivery of Certificates. Each time that (i) the Offering Circular shall be amended or supplemented (other than by an amendment or supplement providing solely for pricing information), (ii) there is filed with the OCC or SEC any document incorporated by reference into the Offering Circular (but only upon request from the Dealers with respect to a document incorporated by reference into the Offering Circular), (iii) if requested by a Dealer in connection with the purchase of Bank Notes by such Dealer as principal, the Issuing Bank sells Bank Notes to such Dealer as principal, (iv) the Issuing Bank issues and sells Bank Notes in a form not previously certified to the Dealers by the Issuing Bank, or (v) if so indicated in the applicable Syndicated Terms Agreement, the Issuing Bank sells Bank Notes to the Dealers pursuant to a Syndicated Terms Agreement, in each case the Issuing Bank shall furnish or cause to be furnished to the Dealers forthwith certificates from each of the Issuing Bank and the Parent dated the date of filing of such amendment, supplement, or document with the OCC or the SEC, or the Settlement Date, as the case may be, in form satisfactory to the Dealers to the effect that the statements contained in the certificates referred to in Sections 6(b) and 6(c) hereof which were last furnished to the Dealers are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Offering

13

Circular as amended and supplemented to such time, including any amendment resulting from incorporation by reference of documents filed by the Issuing Bank and the Parent), or, in lieu of such certificates, certificates of the same form as the certificates referred to in said Sections 6(b) and 6(c), modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such certificates; provided, however, that except if the Dealers shall then hold any Notes acquired from the Bank as principal (other than such Notes as shall have been held for a period of ninety days or more), no certificates need be given during any period in which the Dealers have been instructed to or have suspended the solicitation and receipt of offers to purchase Notes but shall be required to be given before the Dealers shall again resume solicitation and receipt of offers to purchase Notes.

(c) Subsequent Delivery of Legal Opinions. Each time that (i) an annual report is filed with the OCC or SEC, (ii) the Offering Circular shall be amended or supplemented, other than documents incorporated by reference (but only upon request from the Dealers with respect to an amendment or supplement providing solely pricing information), (iii) other than an annual report, there is filed with the OCC or SEC any document, including a quarterly report, incorporated by reference in the Offering Circular (but only upon request from the Dealers), (iv) the Issuing Bank sells Bank Notes to such Dealer as principal, if part of the terms agreed upon by the Dealer and the Issuing Bank, (v) the Issuing Bank issues and sells Bank Notes in a form not previously certified to the Dealers by the Issuing Bank, or (vi) if so indicated in the applicable Syndicated Terms Agreement, the Issuing Bank sells Bank Notes to the Dealers pursuant to a Syndicated Terms Agreement, in each case the Issuing Bank shall furnish or cause to be furnished forthwith to the Dealers and their counsel a written opinion from each counsel last furnishing the opinions referred to in Section 6(a)(i) hereof, or other counsel satisfactory to the Dealers, dated the date of filing of such amendment, supplement or document with the OCC or the SEC, or the Settlement Date, as the case may be, in form satisfactory to the Dealers, of the same form as the opinions referred to in Section 6(a)(i) hereof but modified, as necessary, to relate to the Offering Circular as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinion by either counsel, such counsel last furnishing such opinion to the Dealer shall furnish the Dealers with a letter to the effect that the Dealer may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that except if the Dealers shall then hold any Notes acquired from the Bank as principal (other than such Notes as shall have been held for a period of ninety days or more), no opinions need be given during any period in which the Dealers have been instructed to or have suspended the solicitation and receipt of offers to purchase Notes but shall be required to be given before the Dealers shall again resume solicitation and receipt of offers to purchase Notes.

(d) Subsequent Delivery of Comfort Letters. Each time that (i) the Offering Circular shall be amended or supplemented or there is filed with the OCC or SEC any document incorporated by reference in the Offering Circular (but only upon request from the Dealers except with respect to an amendment or supplement setting forth or incorporating by reference financial information), (ii) the Issuing Bank sells Bank Notes to such Dealer as principal, if part of the terms agreed upon by the Dealer and the Issuing Bank, or (iii) if so indicated in the applicable Syndicated Terms Agreement, the Issuing Bank sells Bank Notes to the Dealers

14

pursuant to a Syndicated Terms Agreement, in each case the Issuing Bank shall cause the independent accountants to the Parent forthwith to furnish the Dealers a letter, dated the date of filing of such amendment, supplement or document with the OCC or the SEC, or the Settlement Date, as the case may be, in form satisfactory to the Dealers, of the same tenor as the letter referred to in Section 6(d) hereof with such changes as may be necessary to reflect the amended and supplemented financial information included or incorporated by reference in the Offering Circular, as amended or supplemented to the date of such letter; provided, however, that if the Offering Circular is amended or supplemented solely to include financial information as of and for a fiscal quarter, the independent accountants to the Parent may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Dealer’s judgment, such letter should cover such other information; provided, however, that except if the Dealers shall then hold any Notes acquired from the Bank as principal (other than such Notes as shall have been held for a period of ninety days or more), no letters need be given during any period in which the Dealers have been instructed to or have suspended the solicitation and receipt of offers to purchase Notes but shall be required to be given before the Dealers shall again resume solicitation and receipt of offers to purchase Notes.

SECTION 9. Indemnification.

(a) Indemnification of Dealers. The Issuing Bank agrees to indemnify and hold harmless each Dealer and each person, if any, who controls each Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Issuing Bank; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Dealers), as incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

15

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuing Bank by the Dealers expressly for use in the Offering Circular (or any amendment or supplement thereto). This indemnity will be in addition to any liability that the Issuing Bank may otherwise have.

(b) Indemnification of the Issuing Bank. Each Dealer agrees, severally and not jointly, to indemnify and hold harmless the Issuing Bank and each person, if any, who controls the Issuing Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuing Bank by such Dealer expressly for use in the Offering Circular (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 9. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the applicable Dealer(s) and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the Issuing Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any

16

settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 10. Contribution.

If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuing Bank, on the one hand, and the applicable Dealer(s), on the other hand, from the offering of the Bank Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuing Bank, on the one hand, and the applicable Dealer(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuing Bank, on the one hand, and the applicable Dealer(s), on the other hand, in connection with the offering of the Bank Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Bank Notes (before deducting expenses) received by the Issuing Bank and the total discount or commission received by each applicable Dealer, as the case may be, bears to the aggregate initial offering price of such Bank Notes.

The relative fault of the Issuing Bank, on the one hand, and the applicable Dealer(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuing Bank or by the applicable Dealer(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuing Bank and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the applicable Dealer(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 10, (i) no Dealer shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Dealer in connection with the offering of the Bank Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any, who controls a Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Dealer, and each person, if any, who controls the Issuing Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuing Bank. The obligations of each of the Dealers and the Issuing Bank under this Section 10 to contribute are several in proportion to the respective purchases or sales made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Issuing Bank or the Parent pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealers or any controlling person of a Dealer, or by or on behalf of the Issuing Bank, and shall survive each delivery of and payment for any of the Bank Notes.

SECTION 12. Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Dealer to purchase Bank Notes as principal) may be terminated for any reason, at any time by the Issuing Bank or any of the Dealers, in each case as to itself, immediately upon the giving of 30 days’ written notice of such termination to the other parties hereto in accordance with the provisions of Section 13 hereof.

(b) Termination of an Agreement to Purchase Bank Notes as Principal. A Dealer may terminate an agreement hereunder by such Dealer to purchase Bank Notes as principal, immediately upon notice to the Issuing Bank, at any time prior to the Settlement Date relating thereto:

(i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Offering Circular as it exists immediately prior to such agreement, any material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of operations, or any development reasonably likely to result in a prospective material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of

18

operations, of the Issuing Bank and its subsidiaries, or of the Parent and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business;

(ii) if since the date of any such agreement by such Dealer to purchase Bank Notes, there shall have occurred any material adverse change in the financial markets in the United States or in international financial markets, or any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which would, in the judgment of such Dealer, materially prejudice the marketing of the Bank Notes or the enforcement of contracts for the sale of the Bank Notes;

(iii) if since the date of any such agreement by such Dealer to purchase Bank Notes, trading in any securities of the Issuing Bank or the Parent shall have been suspended by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Chicago Board of Trade shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or by order of the SEC or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or if a banking moratorium shall have been declared by federal, New York or Pennsylvania authorities;

(iv) if the rating assigned by any nationally recognized statistical rating agency (as defined by the SEC for purposes of Rule 436(g)(2) under the 1933 Act) to any debt securities of the Issuing Bank as of the date of such agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Issuing Bank or the Parent on what is commonly termed a “watch list” for possible downgrading; or

(v) if there shall have come to such Dealer’s attention any facts that would cause such Dealer to believe that the Offering Circular or any amendment thereto or supplement thereof, at the time it was required to be delivered to a purchaser of Bank Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c) General. In the event of any such termination described in Section 12(a) or Section 12(b) hereto, none of the parties will have any liability to the other parties hereto, except that (i) the Dealers shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) a Dealer shall own any Bank Notes purchased with the intention of reselling them or (b) an offer to purchase any of the Bank Notes has been accepted by the Issuing Bank but the time of delivery to the purchaser or his agent of such Bank Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until such Bank Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 12(c), 13, 14 and 15 hereof shall remain in effect.

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SECTION 13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Issuing Bank:

PNC Bank, National Association

One PNC Plaza

249 Fifth Avenue

Tenth Floor

Pittsburgh, PA 15222

Attention: Lisa Kovac, Vice President & Funding Manager

Facsimile Number: (412) 762-1728

Telephone Number: (412) 762-8400

If to the Parent:

The PNC Financial Services Group, Inc.

One PNC Plaza

Tenth Floor

249 Fifth Avenue

Pittsburgh, PA 15222

Attention: Lisa Kovac, Vice President & Funding Manager

Facsimile Number: (412) 762-1728

Telephone Number: (412) 762-8400

If to J.P. Morgan Securities Inc.:

J.P. Morgan Securities Inc.

270 Park Avenue

9th Floor

New York, NY 10017

Attention: Transaction Execution Group

Facsimile Number: (212) 834-6702

lf to any other Dealer: at its notice address(es) specified on Schedule I hereto or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

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SECTION 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Dealers and the Issuing Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bank Notes shall be deemed to be a successor by reason merely of such purchase. Notwithstanding the foregoing, the purchasers referred to in Section 4(i) shall have the rights set forth therein.

SECTION 15. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice-of-law principles that would otherwise require the application of the law of any other jurisdiction.

SECTION 16. Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Dealers thirteen counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Issuing Bank and each of the Dealers in accordance with its terms.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

by
Name:
Title:

22

CONFIRMED AND ACCEPTED, as of the date first above written:

J. P. MORGAN SECURITIES INC.

by
Name:
Title:

BARCLAYS CAPITAL INC.

by
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

by
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC

by
Name:
Title:

GOLDMAN, SACHS & CO.

by
Name:
Title:

HSBC SECURITIES (USA) INC.

by
Name:
Title:

23

LEHMAN BROTHERS INC.

by
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

by
Name:
Title:

MORGAN STANLEY & CO., INCORPORATED

by
Name:
Title:

PNC CAPITAL MARKETS, INC.

by
Name:
Title:

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EXHIBIT A

Form of Pricing Supplement

The following terms, if applicable, shall be agreed to by the Dealer and the Bank in connection with each sale of Bank Notes:

Principal Amount: $

Choose One:

☐ Short-Term Senior Bank Note

☐ Medium-Term Senior Bank Note

☐ Subordinated Bank Note

Interest Rate:

If Fixed Rate Note:

Interest Rate:

If Floating Rate Note:

Interest Rate Basis:

Initial Interest Rate:

Spread or Spread Multiplier, if any:

Interest Reset Date(s):

Interest Payment Date(s):

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Reset Period:

Interest Payment Period:

Calculation Agent:

If Redeemable:

Initial Redemption Date:

Additional Redemption Dates:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

If Repayable:

Optional Repayment Date(s):

Trade Date:

Date of Maturity:

Purchase Price:             %

Discount:

A-1

Commission:

Settlement Date and Time:

Additional Terms:

Also, in connection with the purchase of Bank Notes by the Dealer, agreement as to whether the following will be required:

(a) Officers’ Certificates pursuant to Section 8(b) of the Distribution Agreement.

(b) Legal Opinions pursuant to Section 8(c) of the Distribution Agreement.

(c) Comfort Letter pursuant to Section 8(d) of the Distribution Agreement.

A-2

EXHIBIT B

Unless otherwise agreed by the Issuing Bank and a Dealer, as compensation for the services of the Dealers hereunder, the Issuing Bank shall pay the applicable Dealer, on a discount basis, a commission for the sale of each Bank Note of the Issuing Bank equal to the principal amount of such Bank Note multiplied by the appropriate percentage set forth below of the principal amount of such Bank Note:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months to less than 1 year	.125
From 1 year to less than 18 months	.150
From 18 months to less than 2 years	.200
From 2 years to less than 3 years	.250
From 3 years to less than 4 years	.350
From 4 years to less than 5 years	.450
From 5 years to less than 6 years	.500
From 6 years to less than 7 years	.550
From 7 years to less than 10 years	.600
From 10 years to less than 15 years	.625
From 15 years to less than 20 years	.700
From 20 years to less than 30 years	.750
From 30 years to 50 years	as agreed

B-1

EXHIBIT C-1

OPINION OF INTERNAL COUNSEL TO THE ISSUING BANK AND THE PARENT

Pursuant to Section 6(a)(i) (and to the extent required by Sections 3(a) and 8(c)) of the Distribution Agreement, internal counsel to the Issuing Bank shall furnish to the Dealers an opinion, to the effect that:

Upon the basis of the foregoing, it is my opinion that:

(i) The Issuing Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, the Parent is a corporation and a financial holding company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and each of the Issuing Bank and the Parent is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Issuing Bank and its subsidiaries taken as a whole or the Parent and its subsidiaries taken as a whole, as the case may be. The Issuing Bank is a wholly owned direct or indirect subsidiary of the Parent, a Pennsylvania corporation and financial holding company which has securities registered under the Securities Act of 1933, as amended (the “1933 Act”).

(ii) The Distribution Agreement and the Agency Agreement have been duly authorized, executed and delivered by the Issuing Bank and are valid and legally binding agreements of the Issuing Bank, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and general equity principles and except as rights under the Distribution Agreement and the Agency Agreement to indemnity and contribution may be limited by federal or state laws.

(iii) The Bank Notes have been duly authorized and, when issued and authenticated against payment of the consideration therefore in accordance with the provisions of the Agency Agreement and the Distribution Agreement, will be valid and binding obligations of the Issuing Bank, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and general equity principles.

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(iv) Assuming that Bank Notes are both (a) offered and sold in minimum denominations of $250,000 only to persons who are “accredited investors”, as defined in Rule 501(a) under the 1993 Act, and (b) purchasers receive an Offering Circular, excluding the documents incorporated by reference therein, as required by Section 16.6(a) of Part 16, then such Bank Notes will comply with Part 16 by virtue of Section 16.6(a).

(v) The Bank Notes are exempt from registration under Section 3(a)(2) of the 1933 Act. Neither registration of the Bank Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, sale, issuance or delivery of such Bank Notes pursuant to the Distribution Agreement or any applicable agreement by a Dealer party to the Distribution Agreement to purchase the Bank Notes as principal.

(vi) The Issuing Bank is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act.

(vii) No consent, approval or authorization of or filing with any governmental body or agency is required for the performance by the Issuing Bank of any obligation under the Distribution Agreement, the Bank Notes, the Agency Agreement and any applicable agreement by a Dealer party to the Distribution Agreement to purchase the Bank Notes as principal, except such as have been obtained or will be obtained prior thereto and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bank Notes.

(viii) The Senior Notes are unsecured and unsubordinated debt obligations of the Issuing Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Issuing Bank except, pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Issuing Bank’s unsecured deposit liabilities; the Subordinated Notes are unsecured and subordinated debt obligations and rank pari passu among themselves and with all other debt obligations of the Issuing Bank which are subordinate and junior in right of payment to the Issuing Bank’s obligations to depositors and general creditors, other than obligations which, by their express terms, rank junior to such Subordinated Notes.

(ix) Neither the Issuing Bank or any of its subsidiaries nor the Parent or any of its subsidiaries is in violation of their charters or articles or certificates of incorporation or, to my knowledge is, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or other instrument to

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which it is a party or by which it or any of them or their properties may be bound. The execution, issuance and delivery by the Issuing Bank of the Bank Notes, the execution, delivery and performance by the Issuing Bank of the Distribution Agreement, the Agency Agreement and any agreement by a Dealer party to the Distribution Agreement to purchase the Bank Notes as principal, and the execution, delivery and performance by the Parent of the Representations Certificate, will not violate in any material respect, any law, rule or regulation or will not violate any order, judgment or decree known to me, applicable to the Parent and its subsidiaries or to the Issuing Bank and its subsidiaries or violate any provision of the Issuing Bank’s or the Parent’s By-laws or Articles of Association or Articles of Incorporation, as the case may be or, to my knowledge, conflict with or result in a breach of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent and its subsidiaries or the Issuing Bank and its subsidiaries pursuant to any material contract, indenture, mortgage loan agreement, note, lease or other instrument to which the Parent or any of its subsidiaries or the Issuing Bank or any of its subsidiaries, or the property of any of them, is bound or subject.

(x) Except as may be set forth in the Offering Circular, or in the documents incorporated therein by reference, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now known to me to be pending, or, to my knowledge, threatened against or affecting, the Parent or any of its subsidiaries or the Issuing Bank or any of its subsidiaries, which would be required to be disclosed in the Offering Circular by the Parent or any of its subsidiaries or the Issuing Bank or any of its subsidiaries if the Bank Notes were required to be registered with the SEC on Form S-1 under the 1933 Act, or which might materially and adversely affect the consummation of this Agreement, the Agency Agreement or any transaction contemplated hereby or thereby.

(xi) The Representations Certificate has been duly authorized, executed and delivered by a duly authorized officer of the Parent.

(xii) Nothing has come to my attention that would lead me to believe that the Offering Circular contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT C-2

OPINION OF EXTERNAL COUNSEL TO THE ISSUING BANK AND THE PARENT

Pursuant to Section 6(a)(i) (and to the extent required by Sections 3(a) and 8(c)) of the Distribution Agreement, external counsel to the Issuing Bank shall furnish to the Dealers an opinion, with respect to the Issuing Bank, to the effect that:

(i) Assuming the Distribution Agreement and the Agency Agreement have been duly authorized, executed and delivered by the Issuing Bank, they are valid and legally binding agreements of the Issuing Bank, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and general equity principles and except as rights under the Distribution Agreement and the Agency Agreement to indemnity and contribution may be limited by federal or state laws.

(ii) Assuming the Bank Notes have been duly authorized and issued and authenticated against payment of the consideration therefor in accordance with the provisions of the Agency Agreement and the Distribution Agreement, then the Bank Notes will be valid and binding obligations of the Issuing Bank, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of national banking associations, including laws relating to conservatorship and receivership of insured depository institutions, and general equity principles.

(iii) Assuming that Bank Notes are both (a) offered and sold in minimum denominations of $250,000 only to persons who are “accredited investors”, as defined in Rule 501(a) under the 1933 Act, and (b) purchasers receive an Offering Circular, excluding the documents incorporated by reference therein, as required by Section 16.6(a) of Part 16, then such Bank Notes will comply with Part 16 by virtue of Section 16.6(a).

(iv) The Bank Notes are exempt from registration under Section 3(a)(2) of the 1933 Act. Neither registration of the Bank Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, sale, issuance or delivery of such Bank Notes pursuant to the Distribution Agreement or any applicable agreement by a Dealer party to the Distribution Agreement to purchase the Bank Notes as principal.

(v) The Bank Notes conform to the description thereof contained in the Offering Circular under the caption “Description of Notes”.

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(vi) The Senior Notes are unsecured and unsubordinated debt obligations of the Issuing Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Issuing Bank except, pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Issuing Bank’s unsecured deposit liabilities; the Subordinated Notes are unsecured and subordinated debt obligations and rank pari passu among themselves and with all other debt obligations of the Issuing Bank which are subordinate and junior in right of payment to the Issuing Bank’s obligations to depositors and general creditors, other than obligations which, by their express terms, rank junior to such Subordinated Notes.

(vii) Nothing has come to our attention that would lead us to believe that the Offering Circular (other than financial statements and other financial data included therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT D

ISSUING BANK

OFFICERS’ CERTIFICATE

Pursuant to Section 6(b) of the Distribution Agreement, dated July 30, 2004, (the “Distribution Agreement”), among PNC Bank, National Association (the “Issuing Bank”), J.P. Morgan Securities Inc. and each of the other Dealers listed on Schedule I thereto, each undersigned officer hereby certifies, on behalf of the Issuing Bank, that:

(i) since the respective dates as of which information is given in the Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of operations, or any development reasonably likely to result in a prospective material adverse change in the financial condition or results of operations, of the Issuing Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular;

(ii) the representations and warranties of the Issuing Bank contained in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof except for those representations and warranties that expressly relate to an earlier date, which are true and correct as of such date; and

(iii) the Issuing Bank has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

For the purpose hereof, capitalized terms used herein which have been defined in the Distribution Agreement shall have the meanings ascribed to them in the Distribution Agreement.

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IN WITNESS WHEREOF, this certificate has been executed and delivered this      day of             .

PNC BANK, NATIONAL ASSOCIATION

by
Name:
Title:

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EXHIBIT E

THE PNC FINANCIAL SERVICES GROUP, INC.

REPRESENTATIONS CERTIFICATE

Pursuant to Section 6(c) of the Distribution Agreement, dated July 30, 2004 (the “Distribution Agreement”), among PNC Bank, National Association (the “Issuing Bank”), J.P. Morgan Securities Inc. and each of the other dealers listed on Schedule I thereto (collectively, the “Dealers”), each undersigned officer of The PNC Financial Services Group, Inc. (the “Parent”), hereby represents and warrants on behalf of the Parent to each Dealer as of the date hereof, as of each time that there is filed with the Securities and Exchange Commission (the “SEC”) any document relating to the Parent incorporated by reference in the Offering Circular, as of the date of each acceptance by the Issuing Bank of an offer for the purchase of Bank Notes (whether through such Dealer as agent or to such Dealer as principal), as of each applicable Settlement Date and as of each applicable Representation Date as follows:

(i) Authorization To Incorporate by Reference. The Parent has authorized the Issuing Bank to incorporate by reference in the Offering Circular the Parent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (and any and all amendments or supplements thereto) filed by the Parent with the SEC pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder (the “Incorporated Documents”).

(ii) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, with the requirements of the 1934 Act and the rules and regulations promulgated thereunder, and, when read together with the other information in the Offering Circular, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii) Financial Statements. The financial statements and other financial information of the Parent and its consolidated subsidiaries included or incorporated by reference in the Offering Circular present fairly or will present fairly, as the case may be, the consolidated financial condition of the Parent and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and such financial statements have been prepared and will be prepared, as the case may be, in conformity with generally accepted accounting principles in the United States.

(iv) Due Organization, Valid Existence and Good Standing. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification and where the failure to be so licensed, registered or qualified might reasonably be expected to materially adversely affect its business.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of operations, or any development that could be expected to result in a prospective material adverse change in the condition, financial or otherwise, business affairs, business prospects or results of operations, of the Parent and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular (including the Incorporated Documents).

In addition, to induce the Dealers to enter into the Distribution Agreement, the Parent agrees to indemnify and hold harmless each Dealer and each person, if any, who controls each Dealer within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the 1934 Act (each, a “Controlling Person”) to the same extent and upon the same terms that the Issuing Bank agrees to indemnify and hold harmless each Dealer and each such Controlling Person in Section 9 of the Distribution Agreement and to contribute to the payment of any losses, liabilities, claims, damages or expenses incurred by each Dealer or each such Controlling Person to the same extent and upon the same terms that the Issuing Bank agrees to contribute in Section 10 of the Distribution Agreement.

All representations and warranties contained in this certificate shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealers or any controlling person of the Dealers, or by or on behalf of the Parent and, shall survive each delivery of and payment for any of the Bank Notes.

For the purpose hereof, capitalized terms used herein which have been defined in the Distribution Agreement shall have the meanings ascribed to them in the Distribution Agreement.

IN WITNESS WHEREOF, this certificate has been executed and delivered on behalf of the Parent this      day of                 .

THE PNC FINANCIAL SERVICES GROUP, INC.

by
Name:
Title:

EXHIBIT F-1

PNC BANK, NATIONAL ASSOCIATION

Bank Notes with Maturities of

More than Nine Months from Date of Issue

Dealer Agreement

[date]

[Name of Dealer]

[Address of Dealer]

Dear Sirs:

Reference is made to the Distribution Agreement (including the exhibits thereto) dated, as of July 30, 2004 (the “Distribution Agreement”), among PNC Bank, National Association (the “Issuing Bank”), a bank organized under the laws of the United States, J.P. Morgan Securities Inc. and each of the other Dealers listed on Schedule I thereto with respect to the issue and sale by the Issuing Bank of the Bank Notes (as such term is defined in the Distribution Agreement). A conformed copy of the Distribution Agreement has been attached hereto as Annex A.

WHEREAS the Issuing Bank is permitted under the terms of the Distribution Agreement to appoint additional dealers for the purpose of soliciting purchases of the Bank Notes upon such terms as the Issuing Bank and such dealers may agree; and

WHEREAS [Name of dealer] and the Issuing Bank wish to enter into an agreement appointing [Name of Dealer] as an additional dealer with respect to the Bank Notes.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Issuing Bank hereby agrees that [Name of Dealer] shall become an additional Dealer (as defined herein) with respect to the Bank Notes and [Name of Dealer] hereby agrees to become a Dealer with respect to the Bank Notes and to be bound by the terms and conditions of the Distribution Agreement, which terms and conditions are hereby incorporated by reference herein except that the terms “Dealer” and “Dealers” shall instead mean or include [Name of Dealer]. No person other than [Name of Dealer] shall be deemed to be a Dealer under this Agreement.

This Agreement may be signed in counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

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If the foregoing is in accordance with your understanding of our agreement please sign and return to us the enclosed duplicate hereof, whereupon this letter, including Annex A, and your acceptance shall represent a binding agreement between you and the Issuing Bank in accordance with its terms.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

by
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. [Name of Dealer]

by
Name:
Title:

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EXHIBIT F-2

FORM OF SYNDICATED TERMS AGREEMENT

[Date]

To: The Dealers Listed on Annex 1 Hereto

In care of	,(the “Lead Dealer”)

PNC Bank, National Association (the “Issuer”)

U.S.$20,000,000,000 Global Bank Note Program

Ladies and Gentlemen:

Subject to the terms and conditions of the Distribution Agreement, dated July 30, 2004, among the Issuer, J.P. Morgan Securities Inc. and the other dealers listed on Schedule I thereto (together with the dealers named in Annex 1 hereto, the “Dealers”) concerning the sale of Bank Notes to be issued by the Issuer, as amended or supplemented (the “Distribution Agreement”), the dealers named in Annex 1 hereto agree to purchase on a syndicated basis the Bank Notes            due of the Issuer (the “Notes”), described in the Pricing Supplement attached as Annex 2 hereto, on the terms set out in such Pricing Supplement and on the terms set out below. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement.

1. Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Notes, and the Dealers severally agree to purchase the Notes at the purchase price of    % per Note (being equal to the issue price of    % of the principal amount less a management and underwriting fee of % of the principal amount and a selling concession of    % of the principal amount).

2. The purchase price specified above will be paid by the Lead Dealer on behalf of the Dealers by wire transfer in immediately available funds to the Issuer at [        time] on            , or at such other time and/or date as the Issuer and the Lead Dealer on behalf of the Dealers may agree (the “Settlement Time”) against delivery of the Notes to or upon your order in the manner contemplated in the Distribution Agreement and the Agency Agreement.

3. The Dealers’ obligations hereunder are conditioned on (a) the receipt of: (i) opinions of counsel described in Section 6(a) of the Distribution Agreement, dated as of the Settlement Time, (ii) a “comfort letter” described in Section 6(d) of the Distribution Agreement, dated as of the Settlement Time, (iii) the officers’ certificates described in Section 6(b) of the Distribution Agreement, dated as of the Settlement Time; (b) since the date of this Agreement, there having not occurred, in the opinion of the

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Dealers, a change in financial, political or economic conditions as would be likely to prejudice materially the sale by the Dealers of the Notes; and (c) such other opinions, certificates and documents as may be agreed by the Issuer and the Dealers on or prior to the date of this Agreement.

4. The Issuer hereby appoints each Dealer party hereto which is not a party to the Distribution Agreement (each a “New Dealer”) as a Dealer under the Distribution Agreement solely for the purposes of the issue of the Notes (the “Issue”), pursuant to Section 1(a) of the Distribution Agreement. Each such New Dealer shall be vested, in relation to the Issue, with all authority, rights, powers, duties and obligations of a Dealer purchasing Bank Notes pursuant to the Distribution Agreement, as if originally named as a Dealer under the Distribution Agreement.

In consideration of the Issuer appointing each New Dealer as a Dealer with respect to the Issue, each New Dealer hereby undertakes for the benefit of the Issuer and each of the other Dealers, that, in relation to the Issue it will perform and comply with all of the duties and obligations expressed to be assumed by a Dealer under the Distribution Agreement, a copy of which it acknowledges it has received.

Each New Dealer acknowledges that such appointment is limited to the Issue and is not for any other issue of Bank Notes of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the Bank Notes comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

For the purposes hereof, the notice details of each New Dealer are as follows (insert name, address, telephone, telecopy and attention):

[insert notice details]

This Agreement is a Syndicated Terms Agreement referred to in the Distribution Agreement and shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law principles.

Very truly yours,

[DEALERS] [NEW DEALERS],

by
Name:
Title:

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Accepted: [Date] PNC BANK, NATIONAL ASSOCIATION

by
Name:
Title:

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ANNEX 1

DEALER	PRINCIPAL AMOUNT OF NOTES

TOTAL

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ANNEX 2

[ATTACH PRICING SUPPLEMENT]

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EXHIBIT G

SELLING RESTRICTIONS

The Issuing Bank and each Dealer will, in connection with the offering of the Bank Notes, comply with the restrictions on the offering of Bank Notes and distribution of documents relating thereto set forth below and/or such other restrictions agreed to by the Issuing Bank and such Dealer. Capitalized terms used below but not defined herein have the meanings ascribed to them in the Offering Circular.

General

No action has been taken by the Issuing Bank that would permit a public offering of the Bank Notes or possession or distribution of the Offering Circular or any other offering material in any jurisdiction where action for that purpose is required. Accordingly, each Dealer has agreed, and each other dealer will be required to agree, that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Bank Notes or possesses or distributes the Offering Circular or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Bank Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Issuing Bank nor any other Dealer shall have any responsibility therefor.

With regard to each Bank Note, the relevant purchaser will be required to comply with such restrictions as the Issuing Bank and the relevant purchaser shall agree and as shall be set out in the Offering Circular and applicable Pricing Supplement.

The Bank Notes have not been, and are not required to be, registered with the SEC under the 1933 Act. The Bank Notes are being offered and sold pursuant to exemptions from registration with the OCC set forth in Part 16. To qualify for these exemptions from registration with the OCC, among other things, the Bank Notes must be offered and sold only to investors that are “accredited investors” (as defined in Rule 501(a) pursuant to the 1933 Act) and must be sold in minimum denominations of US$250,000 or the equivalent thereof in other currencies (and not be exchangeable for Bank Notes in smaller denominations). Each Dealer has severally agreed, and each other distribution dealer shall be required to agree, with the Issuing Bank that in any initial offering hereunder, in relation to Bank Notes to be issued and sold in reliance upon Section 16.6(a) of Part 16, such Dealer, and such other dealer, shall only offer and sell Bank Notes to, or accept offers to purchase Bank Notes from, persons it reasonably believes are accredited investors (as defined in Rule 501(a) under the Securities Act) in minimum denominations of not less than US$250,000.

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EXHIBIT H

ADMINISTRATIVE PROCEDURES

FOR FIXED RATE AND FLOATING RATE

SENIOR AND SUBORDINATED BANK NOTES

With maturities of more than nine months

(Dated as of July 30, 2004)

Short-Term Senior Bank Notes (“Short-Term Senior Notes”), Medium-Term Senior Bank Notes (“Medium-Term Senior Notes,” and together with the Short-Term Senior Notes, the “Senior Notes”) and Subordinated Bank Notes (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”) are to be offered from time to time for sale by PNC Bank, National Association, a banking association chartered under the laws of the United States, through each of J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and PNC Capital Markets, Inc. who, as dealers (each, a “Dealer” and, collectively, the “Dealers”), will purchase the Notes as principal from the Issuing Bank for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Dealer or, if so specified in the applicable Pricing Supplement, for resale at a fixed public offering price. If agreed to by the Issuing Bank and the applicable Dealer, such Dealer may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Dealer will perform shall apply.

The Notes are being sold pursuant to a distribution agreement (the “Distribution Agreement”), dated July 30, 2004, between the Issuing Bank and the Dealers. The Distribution Agreement provides both for the sale of Notes by the Issuing Bank to the Dealers as principal for resale to investors and other purchasers and for the sale of Notes by the Issuing Bank through the Dealers as agents and not as principal, in which case the Dealers will act as agents of the Issuing Bank in soliciting Note purchases. The Notes will be issued pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”), dated as of July 30, 2004, between the Issuing Bank, as issuer, and PNC Bank, National Association, as issuing and paying agent (the “Issuing and Paying Agent”). As used herein, the term “Offering Circular” refers to the most recent offering circular, as such document may be amended or supplemented, which has been prepared by the Issuing Bank for use by the Dealers in connection with the offering of the Notes.

The Notes will be issued in book-entry form (each beneficial interest in a global Note, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) and represented by one or more fully registered global Notes (each, a “Global Note” and collectively, the “Global Notes”) delivered to the Issuing and Paying Agent, as agent for The Depository Trust Company, as depositary (“DTC,” which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular and the applicable Global Note.

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Issuing and Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the Letters of Representations from the Issuing Bank and the Issuing and Paying Agent to DTC, dated July 30, 2004 and a Certificate Agreement, dated August 19, 1996, as amended on July 30, 2004, between the Issuing and Paying Agent and DTC (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Notes.

Date of Issuance/Authentication:	Each Note will be dated as of the date of its authentication by the Issuing and Paying Agent. Each Note shall also bear an original issue date (the “Original Issue Date”), which shall be the settlement date for such Note. The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Short-Term Senior Note will mature on a date (the “Maturity Date”) selected by the purchaser and agreed to by the Issuing Bank which is more than nine months and not more than one year from its Original Issue Date, as selected by the initial purchaser and agreed to by the Issuing Bank; each Medium-Term Senior Note will have a Maturity Date selected by the purchaser and agreed to by the Issuing Bank which is more than one year from its Original Issue Date; and each Subordinated Note will have a Maturity Date selected by the purchaser and agreed to by the Issuing Bank which is five years or more from its Original Issue Date.

Registration:	Notes will be issued only in fully registered form.

Calculation of Interest:	Unless otherwise specified therein and in the applicable Pricing Supplement, interest (including payments for partial periods) on Fixed Rate Notes having maturities of greater than one year will be computed and paid semi-annually on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified therein and in the applicable Pricing Supplement, interest on Fixed Rate Notes having maturities of one year or less will be computed on the basis of the actual number of days in the year divided by 360 and will be payable only at maturity. Unless otherwise specified therein and in the applicable Pricing Supplement, interest on Floating Rate Notes will be calculated and paid on the basis of the actual number of days in the year divided by 360 in the case of Commercial Paper Rate Notes, LIBOR Notes, Federal Funds Rate Notes and Prime Rate Notes, and by the actual number of days in the year divided by 365 or 366, as the case may be, in the case of CMT Rate Notes and Treasury Rate Notes.

Redemption/Repayment:	The Notes will be subject to redemption by the Issuing Bank on and after their respective Initial Redemption Dates, if any; provided, further, that so long as required under then applicable law (including without limitation, applicable capital regulations), Subordinated Notes may not be redeemed by the Issuing Bank prior to their Maturity Date without the prior written approval of the Office of the Comptroller of the Currency (the “OCC”). Initial Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Initial Redemption Dates are indicated with respect to a Note, such Note will not be redeemable prior to its Maturity Date.

The Notes will be subject to repayment at the option of the holders thereof in accordance with the terms of the Notes on their respective Holder’s Optional Repayment Dates, if any; provided, further, that so long as required under then applicable law (including without limitation, applicable capital regulations), Subordinated Notes which are subject to repayment may not be repaid at the option of the holder, in whole or in part, prior to their Maturity Date without the prior written approval of the OCC. Holder’s Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note, and in the case of a Subordinated Note, will not be earlier than five years after the Original Issue Date of such Subordinated Note. If no Holder’s Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the holder prior to its Maturity Date.

Acceptance and Rejection of Offers:	When the Dealer is soliciting offers to purchase the Notes, the Issuing Bank shall have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Dealer shall promptly communicate to the Issuing Bank, orally, each offer to purchase Notes solicited by such Dealer on an agency basis, other than those offers rejected by the Dealer. Each Dealer shall have the right, without notice to the Issuing Bank, to reject any proposed purchase of Notes through it, in whole or in part.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by the Issuing Bank, the Issuing Bank, with the approval of the Dealer which presented such offer (the “Presenting Dealer”), will prepare a Pricing Supplement reflecting the terms of such Note.

Procedure for Changing Rates or Other Variable Terms:

When the Dealers are soliciting offers to purchase the Notes from the Issuing Bank and a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Issuing Bank, the Issuing Bank will promptly advise the Dealers and the Dealers will forthwith suspend solicitation of offers to purchase such Notes. The Dealers will telephone the Issuing Bank with recommendations as to the changed interest rates or other variable terms. At such time as the Issuing Bank advises the Dealers of the new interest rates or other variable terms, the Dealers may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Issuing Bank of an offer to purchase at a new interest rate or new variable term, the Issuing Bank and the Presenting Dealer shall follow the procedures set forth under the applicable “Settlement Procedures.”

Suspension of Solicitation; Amendment or Supplement:	While the Dealers are soliciting offers to purchase Notes from the Issuing Bank, the Issuing Bank may instruct the Dealers to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Dealers will forthwith suspend solicitation of offers to purchase Notes from the Issuing Bank until such time as the Issuing Bank has advised them that solicitation of offers to purchase may be resumed. If the Issuing Bank decides to amend the Offering Circular (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will immediately notify, with confirmation in writing to follow, the Dealers and will furnish the Dealers and their counsel with copies of the proposed amendment (including any document proposed to be incorporated by reference therein) or supplement; provided, however, that the Issuing Bank shall be required to provide such notice and copies only to the extent that it is required to do so pursuant to the terms of the Distribution Agreement. One copy of such proposed amendment or supplement will be delivered or mailed to the Dealers at the respective addresses set forth in Schedule I to the Distribution Agreement

In the event that at the time the solicitation of offers to purchase Notes from the Issuing Bank is suspended (other than to change interest rates, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Issuing Bank which have not been settled, the Issuing Bank will promptly advise the Dealers whether such offers may be settled and whether copies of the Offering Circular, as theretofore amended and/or supplemented, as in effect at the time of such suspension may be delivered in connection with the settlement of such orders. The Issuing Bank will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Issuing Bank determines that such orders may not be settled or that copies of such Offering Circular may not be so delivered.

Delivery of Offering Circular:	A copy of the most recent Offering Circular and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent. The Issuing Bank will provide Offering Circulars to the Dealers and the Dealers will forward Offering Circulars to their customers or their customers’ agents.

Authenticity of Signatures:	The Dealers will have no obligations or liability to the Issuing Bank or the Issuing and Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Issuing Bank or the Issuing and Paying Agent on any Note.

Documents Incorporated by Reference:	The Issuing Bank shall supply the Dealers with an adequate supply of all documents incorporated by reference in the Offering Circular.

Business Day:	“Business Day” means, unless specified in the applicable Note, any day that is not a Saturday or Sunday and that in The City of New York or in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close, and with respect to Notes as to which LIBOR is an applicable Interest Rate Basis (as defined below), is also a London Banking Day. “London Banking Day,” unless otherwise specified in the applicable Note, means any day on which commercial banks are open for business (including any day on which dealings in the Designated LIBOR Currency (as defined in applicable Floating Rate Note)) in London.

Issuance:	All Fixed Rate Notes of the Issuing Bank issued in book-entry form having the same Original Issue Date, Interest Rate, Interest Payment Dates, Regular Record Dates, Default Rate, Maturity Date, redemption and/or repayment terms, if any, original issue discount terms, if any, and otherwise having identical terms and provisions (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note in fully registered form; and all Floating Rate Notes of the Issuing Bank issued in book-entry form having the same Original Issue Date, interest rate basis upon which interest may be determined (each, an “Interest Rate Basis”), which may be the CMT Rate, the Commercial Paper Rate, LIBOR, the Treasury Rate, the Federal Funds Rate, the Prime Rate and any other rate set forth by the Issuing Bank in a Floating Rate Note, Initial Interest Rate, Index Maturity, Spread and/or Spread Multiplier, if any, Regular Record Dates, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Interest Payment Dates, Interest Payment Period, Interest Reset Dates, Interest Reset Period, Alternate Rate Event Spread, LIBOR Screen, if any, CMT Moneyline Telerate Page, if any, Calculation Agent, Default Rate, Maturity Date, redemption or repayment terms, if any, original issue discount terms, if any, and otherwise having identical terms and provisions, (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note.

Identification:	The Issuing Bank has arranged with the CUSIP Service Bureau operated by Standard & Poor’s for the American Bankers Association (the “CUSIP Service Bureau”) for the reservation of CUSIP numbers assignable to Senior Notes with maturities of more than one year, CUSIP numbers assignable to Senior Notes with maturities of more than nine months up to and including one year, and CUSIP numbers assignable to Subordinated Notes (if the Issuing Bank is so authorized to issue Subordinated Notes), consisting of CUSIP numbers which have been reserved for and relating to Global Notes, and the Issuing Bank has delivered to DTC such list of such CUSIP numbers. The Issuing and Paying Agent will assign CUSIP numbers to Global Notes as described below under Settlement Procedure C. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuing and Paying Agent has assigned to the Global Notes. The Issuing and Paying Agent will notify the Issuing Bank at any time when fewer than 100 of the reserved CUSIP numbers of any series remain unassigned to Global Notes and, if it deems it necessary, the Issuing Bank will reserve additional CUSIP numbers of such series for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Issuing Bank will deliver a list of such additional numbers to the Issuing and Paying Agent and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:	Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing and Paying Agent. The owner of a Book-Entry Note (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Notes in the account of such Participants. The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a beneficial interest in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:	The Issuing and Paying Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Book-Entry Notes, on which such Global Notes shall be exchanged for one or more replacement Global Notes; and (c) a new CUSIP number, obtained from the Issuing and Paying Agent, to be assigned to such replacement Global Note. Upon receipt of such notice, DTC will send to its Participants a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing and Paying Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Issuing and Paying Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note or Global Notes will be authenticated and issued in exchange for any remaining principal amount of such exchanged Global Notes representing such Book-Entry Notes (see “Denominations” below).

Denominations:	All Book-Entry Notes will be denominated in U.S. dollars. Book-Entry Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Global Notes representing Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note or Global Notes will be issued to represent any remaining principal amount of such Book-Entry Notes. In such case, each of the Global Notes representing such Book-Entry Notes shall be assigned the same CUSIP number. Each owner of a beneficial interest in one or more Book-Entry Notes is required to hold that beneficial interest in denominations of $250,000 principal amount or any integral multiple of $1,000 in excess thereof of each such Book-Entry Note at all times.

Interest:	General. Interest on each Book-Entry Note will accrue from the Original Issue Date or the most recent Interest Payment Date for which interest has been paid. Each payment of interest on a Book-Entry Note shall include interest accrued through the day preceding, as the case may be, the Interest Payment Date, Maturity Date or date of earlier redemption or repayment. Interest payable on the Maturity Date or date of earlier redemption or repayment of a Book-Entry Note will be payable to the holder to whom the principal of such Book-Entry Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure D below to be transmitted to the Standard & Poor’s Ratings Services, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by the Standard & Poor’s Ratings Services.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular

Record Date with respect to any Interest Payment Date for a Fixed Rate Book-Entry Note with a maturity of greater than one year and for a Floating Rate Book-Entry Note shall be the date 15 calendar days (whether or not a Business Day) prior to such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on a Fixed Rate Book-Entry Note with a maturity of one year or less will be payable only at maturity to the person to whom principal shall be payable.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following the Original Issue Date. If any Interest Payment Date of a Fixed Rate Book-Entry Note falls on a day which is not a Business Day, the related payment of interest on such Fixed Rate Book-Entry Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date. If any Interest Payment Date with respect to any Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day, except that in the case of a LIBOR Book-Entry Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes having maturities of greater than one year will be payable on the Interest Payment Dates specified in the Fixed Rate Book-Entry Notes and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Book-Entry Notes having maturities of one year or less will be payable only at maturity.

Floating Rate Notes. Interest payments on Floating Rate Book-Entry Notes will be made as specified in the Floating Rate Book-Entry Note.

Notice of Interest Payments and Regular Record Dates. On the first Business Day after any Regular Record Date, the Issuing and Paying Agent will deliver to DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Book-Entry Notes. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Issuing and Paying Agent will notify the Standard & Poor’s Ratings Services of the interest rates determined on such Interest Determination Date.

Payments of Principal and Interest:	Payments of Interest Only. Promptly after each Regular Record Date, the Issuing and Paying Agent will deliver to the Issuing Bank and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date or date of earlier redemption or repayment) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by the Standard & Poor’s Ratings Services. On such Interest Payment Date, the Issuing Bank will pay to the Issuing and Paying Agent, and the Issuing and Paying Agent in turn will pay to DTC, an amount sufficient to pay the total amount of interest then due and owing (other than on the Maturity Date or date of earlier redemption or repayment), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date or Date of Earlier Redemption or Repayment. On or about the first Business Day of each month, the Issuing and Paying

Agent will deliver to DTC a written list of principal of, premium, if any, and interest on, each Book-Entry Note maturing on any Maturity Date or date of earlier redemption or repayment in the following month. The Issuing and Paying Agent and DTC will confirm the amounts of such principal of, premium, if any, and interest on, a Book-Entry Note on or about the fifth Business Day preceding such date. On such Maturity Date or date of earlier redemption or repayment, the Issuing Bank will pay to the Issuing and Paying Agent, and the Issuing and Paying Agent in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date or date of earlier redemption or repayment, at the times and in the manner set forth below under “Manner of Payment.” If any Maturity Date or date of earlier redemption or repayment of a Book-Entry Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, or interest on, such Book-Entry Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or date of earlier redemption or repayment, as the case may be. Promptly after payment to DTC of the principal of, premium, if any, and interest due on, the Maturity Date or date of earlier redemption or repayment of all Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will cancel such Global Note and deliver such Global Note to the Issuing Bank with an appropriate debit advice. On the first Business Day of each month, the Issuing and Paying Agent will deliver to the Issuing Bank a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal of, premium, if any, and interest on, Book-Entry Notes due on any Interest Payment Date or Maturity Date or date of earlier redemption or repayment shall be paid by the Issuing Bank to the

Issuing and Paying Agent in immediately available funds available for use by the Issuing and Paying Agent no later than 1:00 p.m., New York City time, on such date. The Issuing Bank will make such payment on such Book-Entry Notes by instructing the Issuing and Paying Agent to withdraw funds from an account maintained by the Issuing Bank at the Issuing and Paying Agent. The Issuing Bank will confirm such instructions in writing to the Issuing and Paying Agent. Upon receipt of such funds, the Issuing and Paying Agent will pay by separate wire transfer (using message entry instructions in a form previously specified by DTC) to an account previously specified by DTC, in funds available for immediate use by DTC, each payment of principal of, premium, if any, and interest on, a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names Book-Entry Notes are recorded in the book-entry system maintained by DTC. Neither the Issuing Bank nor the Issuing and Paying Agent will have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Settlement Procedures:	Settlement Procedures with regard to Book-Entry Notes purchased by each Dealer as principal or sold by each Dealer, as agent of the Issuing Bank, will be as follows:

A. The Presenting Dealer will advise the Issuing Bank by telephone, confirmed by facsimile, of the following settlement information:

1. Principal amount of such Book-Entry Notes.

2. Whether the Note is a Short-Term Senior Note, Medium-Term Senior Note or a Subordinated Note.

3. (a) Fixed Rate Book-Entry Notes:

(i) Interest Rate;

(ii) Interest Payment Dates for Fixed Rate Book-Entry Notes; and

(b) Floating Rate Book-Entry Notes:

(i) Initial Interest Rate;

(ii) Interest Rate Basis;

(iii) Index Maturity;

(iv) Spread and/or Spread Multiplier, if any;

(v) Maximum Interest Rate, if any;

(vi) Minimum Interest Rate, if any;

(vii) Interest Payment Dates;

(viii) Interest Payment Period;

(ix) Interest Reset Dates;

(x) Calculation Agent (if other than the Issuing and Paying Agent);

(xi) Interest Reset Period;

(xii) Other terms, if any.

4. Price to public, if any, of such Book-Entry Notes (if such Book-Entry Notes are not being offered “at the market”).

5. Settlement Date (Original Issue Date).

6. Trade Date.

7. Maturity Date.

8. Redemption provisions, if any, including: Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

9. Repayment provisions, if any, including: Holder’s Optional Repayment Date(s).

10. The Presenting Dealer’s commission or discount, as applicable.

11. Such other information specified with respect to such Book-Entry Notes.

B. If any offer to purchase a Note is accepted by the Issuing Bank, the Issuing Bank, with the approval of the Presenting Dealer, will prepare a Pricing Supplement reflecting the information set forth in Settlement Procedure A above, and will transmit the Pricing Supplement to the Presenting Dealer by electronic or facsimile transmission.

C. The Issuing Bank will advise the Issuing and Paying Agent by electronic means, telephone (confirmed in writing at any time on the same date), facsimile transmission or by other acceptable means of the information set forth in Settlement Procedure A above, and the name of the Presenting Dealer. The Issuing and Paying Agent on behalf of the Issuing Bank will assign a CUSIP number of the appropriate series to the Global Note representing such Book-Entry Notes and will notify the Issuing Bank by facsimile transmission or other electronic transmission of such CUSIP number as soon as practicable, and as soon thereafter as practicable, the Issuing Bank will notify the Presenting Dealer by telephone of such CUSIP number. Each such instruction given by the Issuing Bank to the Issuing and Paying Agent will constitute a representation and warranty by the Issuing Bank to the Issuing and Paying Agent and the Dealers that (i) the issuance and delivery of such Global Note has been duly and validly authorized by the Issuing Bank and (ii) that such Global Note, when completed, authenticated and delivered pursuant to the Issuing and Paying Agency Agreement, will constitute the valid and legally binding obligation of the Issuing Bank.

D. The Issuing and Paying Agent will communicate to DTC and the Presenting Dealer through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1. The information set forth in Settlement Procedure A.

2. The identification numbers of the participant accounts maintained by DTC on behalf of the Issuing and Paying Agent and the Presenting Dealer.

3. Identification as a Senior Note or a Subordinated Note.

4. Identification as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

5. The initial Interest Payment Date for each Global Note representing such Book-Entry Notes, the number of days by which such date succeeds the related Regular Record Date for DTC purposes and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Issuing and Paying Agent).

6. The CUSIP number of each Global Note representing such Book-Entry Notes.

7. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

E. The Issuing and Paying Agent will complete, authenticate and deliver to DTC by retention as custodian for DTC the Global Note representing such Book-Entry Notes in a form that has been approved by the Issuing Bank, the Issuing and Paying Agent and the Dealers.

F. DTC will credit the Book-Entry Notes represented by such Global Note to the participant account of the Issuing and Paying Agent maintained by DTC except as provided in Settlement Procedure H below.

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G. The Issuing and Paying Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Issuing and Paying Agent’s participant account and credit such Book-Entry Notes to the participant account of the Presenting Dealer maintained by DTC and (ii) to debit the settlement account of the Presenting Dealer and credit the settlement account of the Issuing and Paying Agent maintained by DTC, in an amount equal to the price of such Book-Entry Notes less such Dealer’s commission. Any entry of such deliver order shall be deemed to constitute a representation and warranty by the Issuing and Paying Agent to DTC that (i) the Global Note representing such Book-Entry Notes has been issued and authenticated and (ii) the Issuing and Paying Agent is holding such Global Note pursuant to the Certificate Agreement.

H. In the case of Book-Entry Notes sold through a Dealer acting as agent, the Presenting Dealer will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Presenting Dealer’s participant account and credit such Book-Entry Notes to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Dealer maintained by DTC, in an amount equal to the initial public offering price of such Book-Entry Notes.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J. The Issuing and Paying Agent will credit to an account of the Issuing Bank maintained at the

Issuing and Paying Agent funds available for immediate use in the amount transferred to the Issuing and Paying Agent in accordance with Settlement Procedure G.

K. In the case of Book-Entry Notes sold through a Dealer acting as agent, the Presenting Dealer will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For offers to purchase Book-Entry Notes accepted by the Issuing Bank, Settlement Procedures A through K set forth above shall be completed as soon as possible. However, all information on sales settling one day or more after the Trade Date will be transmitted to DTC no later than 10:00 a.m. on the Settlement Date.

If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedure A shall be completed no later than 11:00 a.m. on such Business Day, Settlement Procedure C shall be completed no later than 12:00 p.m. on such Business Day and Settlement Procedure D shall be completed no later than 1:00 p.m. on such Business Day.

If a sale is to be settled more than one Business Day after the Trade Date, Settlement Procedures A and B must be completed no later than 4:00 p.m. on the Trade Date and Settlement Procedures C and D may, if necessary, be completed at any time on the first Business Day after such Trade Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or cancelled, the Issuing and Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Issuing and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure G, then the Issuing and Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Issuing and Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will mark such Global Note “cancelled,” make appropriate entries in its records and return such Global Note to the Issuing Bank. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to some of the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will exchange such Global Note for two Global Notes, one of which shall represent the Book-Entry Notes for which such withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Book-Entry Note sold through a Dealer, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Dealer may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Dealer to perform its obligations hereunder or under the Distribution Agreement, the Issuing Bank will reimburse such Dealer on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuing Bank.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Issuing and Paying Agent will provide, in accordance with Settlement Procedure E, for the authentication and issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

[Schedules omitted]

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